Exhibit 99.1

SS Innovations Appoints Dr. Sonia Shokeen as Head of Quality and Regulatory Affairs

Dr. Shokeen brings over 15 years of medical device experience, including time spent at Johnson & Johnson

Fort Lauderdale, FL., October 30, 2023 - News Direct - SS Innovations International, Inc. (the “Company” or “SS Innovations”) (OTC: SSII), a developer of innovative surgical robotic technologies dedicated to making robotic surgery affordable and accessible to a global population, today announces the appointment of Dr. Sonia Shokeen as Head of Quality and Regulatory Affairs.

Dr. Shokeen will lead SS Innovations’ Product Lifecycle Management, Quality System Management, regulatory strategy, and international submissions.

Dr. Sudhir Srivastava, Chairman of the Board and Chief Executive Officer of SS Innovations, said, “Dr. Shokeen brings a wealth of experience to this role, and I am delighted to welcome her to the SS Innovations team. Under her leadership, we look forward to increasing the national and international reach of our flagship SSi Mantra surgical robotic system.”

Dr. Shokeen holds a doctorate degree in biomedical science from the University of South Dakota. She is also a Registered Microbiologist (American Society of Microbiology) and holds Sterilization Specialist certificate in Ethylene oxide (AAMI). Prior to joining SS Innovations, Dr. Shokeen led Quality Function in senior management roles at Johnson and Johnson (Auris Health) in its Robotics and Digital Solutions franchise in Redwood City, CA. Dr. Shokeen has over 15 years of medical device experience at organizations including Medtronic and BSI Group. She has worked extensively with Class II and Class III devices with focus on Restorative, Stroke, and minimally invasive therapies.

This month, SS Innovations announced that the SSi Mantra had received regulatory approval in Guatemala. The company also announced that its device had been installed at the Johns Hopkins University in Baltimore, MD. as part of a co-development partnership to advance to broader procedural applications of medical robotics.

About SS Innovations International, Inc.

SS Innovations International, Inc. (OTC: SSII) is a developer of innovative surgical robotic technologies with a vision to make the benefits of robotic surgery affordable and accessible to a larger part of the global population. SSII’s product range includes its proprietary “SSi Mantra” surgical robotic system, and “SSi Mudra”, its wide range of surgical instruments capable of supporting a variety of surgical procedures including robotic cardiac surgery. SSII’s business operations are headquartered in India and SSII has plans to expand the presence of its technologically advanced, user-friendly, and cost-effective surgical robotic solutions, globally. For more information, visit SSII’s website at ssinnovations.com or LinkedIn for updates.

About SSi Mantra

Supporting advanced, affordable, and accessible robotic surgery, the SSi Mantra Surgical Robotic System provides the capabilities for multi-specialty usage including cardiothoracic, head and neck, gynecology, urology, general surgery and more. With its modular, 3D vision open-console design and superior ergonomics, the system engages machine learning models to improve safety and efficiency during procedures. The SSi Mantra system has received Indian Medical Device regulatory approval (CDSCO) and is clinically validated in India in more than 40 different surgical procedures. The SSi Mantra has also received regulatory approval in Guatemala. The company expects to seek regulatory approvals from the US Food and Drug Administration (FDA) and CE Mark in Europe in 2024 and 2025.

Forward-Looking Statements

This press release may contain statements that are not historical facts and are considered forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “assume,” “believe,” “estimate,” “expect,” “will,” “intend,” “may,” “plan,” “project,” “should,” “could,” “seek,” “designed,” “potential,” “forecast,” “target,” “objective,” “goal,” or the negatives of such terms or other similar expressions to identify such forward-looking statements. These statements relate to future events or SS Innovations International’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

For more information:

PCG Advisory

Stephanie Prince

sprince@pcgadvisory.com

(646) 863-6341